UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 18, 2016

Date of Report (Date of earliest event reported)

YuMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36039	27-0111478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1204 Middlefield Road, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 591-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Mr. Porrini

On November 18, 2016, in connection with the appointment of Paul Porrini as Interim Chief Executive Officer of YuMe, Inc. (the “Company”) the Compensation Committee of the Board of Directors made the following determinations with respect to compensation arrangements for Mr. Porrini:

Base Salary and Bonus. Effective as of November 9, 2016, Mr. Porrini will receive an annual base salary of $450,000 and will be eligible for an annual bonus under the Company’s Cash Incentive Plan, as in effect from time to time, with a target bonus amount equal to 75% of base salary. Both base salary and bonus are subject to annual review. Mr. Porrini will also be eligible to receive cash performance awards under the Company’s 2013 Equity Incentive Plan, in installments based on achievement of specific performance criteria set by the Compensation Committee.

Severance Terms. Mr. Porrini remains eligible to participate in the Company's Executive Severance Plan.

Other Benefits. Mr. Porrini remains eligible to participate in benefit programs generally available to senior executives of the Company.

The foregoing summary of the compensation of Mr. Porrini does not purport to be complete and is qualified in its entirety by reference to the full text of the memorandum which is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Porrini Memorandum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YuMe, Inc.

/s/ Tony Carvalho

Tony Carvalho
Chief Financial Officer
(Principal Financial Officer and Duly Authorized Signatory)

Dated: November 18, 2016

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Porrini Memorandum